UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):    November 6, 2013

NEW WESTERN ENERGY CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 0-54343

Nevada	26-3640580
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1140 Spectrum, Irvine, CA 92618
(Address of Principal Executive Offices, Including Zip Code)

(949) 435-0977
(Registrant's Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Information included in this Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). This information may involve known and unknown risks, uncertainties and other factors which may cause New Western Energy Corporation’s (“NWE”) actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe NWE’s future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology. Forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that any projections or other expectations included in any forward-looking statements will come to pass. NWE’s actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. Except as required by applicable laws, NWE undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

Section 1-Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On November 6, 2013, New Western Energy Corporation, a Nevada corporation (the “Company”), entered into definitive agreements for a private offering (the “Offering”) with Hillair Capital Investments LP (“Hillair” and/or “Investor”), of the Company’s securities for total gross proceeds of $1,100,000.  The securities are being sold pursuant to the Securities Purchase Agreement entered into by and among the Company and the Investor (the “Agreement”) and consists of (i) 8% original issue discount senior secured convertible promissory debentures in the issuance amount of $1,232,000 (the “Debentures”) and (ii) warrants to purchase approximately 5,319,516 million shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), which are exercisable at $0.2316 per share (each a “Warrant” and collectively, the “Warrants”).  The Offering is being made on a “best efforts” basis.  The net proceeds of the Offering will be used for drilling and rework of oil and gas wells and general working capital.  The Agreement contained certain customary representations, warranties and covenants. The Company expects the offering to close on or before November 15, 2013 (the “Closing”)

The Debentures will be issued with principal amount equal to 112% of the gross proceeds and are convertible into shares of Common Stock at any time prior to maturity at $0.193 per share (the “Conversion Price”), subject to certain conversion limitations set forth in the Debentures.  The Company shall pay interest on the aggregate unconverted and then outstanding principal amount of the Debenture at the rate of 8% per annum, payable quarterly on February 1, May 1, August 1 and November 1, beginning on May 1, 2014.  Interest is payable in cash or at the Company’s option in shares of Common Stock, provided certain conditions are met, based on a share value equal to the lesser of (a) 90% of the average of the volume weighted average price (the “VWAP”) for the 20 consecutive trading days prior to the applicable interest payment date and (b) 100% of the average of the VWAP for the 20 consecutive trading days prior to the applicable interest payment date less $0.01.  On each of May 1, 2014, August 1, 2014, November 1, 2014, and February 1, 2015, the Company is obligated to redeem an amount equal to $308,000 (plus accrued but unpaid interest, liquidated damages and any other amounts then owing in respect of the Debentures) (collectively, the “Periodic Redemption Amount”).  In lieu of a cash redemption and subject to the Company meeting certain equity conditions described in the Debentures, the Company may elect to pay the Periodic Redemption Amount in shares based on a conversion price equal to the lesser of (a) $0.193 per share, subject to adjustments upon certain events, and (b) 90% of the average of the VWAP for the 20 consecutive trading days prior to the applicable redemption date. Upon any Event of Default (as defined in the Debenture), the outstanding principal amount of the Debenture, plus liquidated damages and interest, shall become, at the Investors’ election, immediately due and payable in cash.  Commencing five days after the occurrence of any Event of Default, the interest rate on the Debentures shall accrue at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted under applicable law.  At any time after the 6 month anniversary of the Closing Date, the Company may prepay any portion of the outstanding principal amount of any Debentures, plus liquidated damages, interest, a premium of 20% and other amounts owing in respect thereof through the applicable date of optional redemption, subject to notice to the Investor.  The Debentures contain customary affirmative and negative covenants of the Company.  The Conversion Price is subject to “full ratchet” and other customary anti-dilution protections.  The Warrants are exercisable for a period of three years and are subject to “weighted average” and other customary anti-dilution protections.

The Company engaged a placement agent with respect to the Offering.  The Company will pay the placement agent upon receipt of the gross proceeds at the Closing, a commission of $95,000 plus 250,000 shares of the Company’s restricted common stock

All of the securities issued in connection with the Offering are “restricted securities,” and as such are subject to all applicable restrictions on transfer specified by federal and state securities laws.

As collateral security for all of the Company’s obligations under the Agreement and related documents executed in connection with the Offering, the Company and its subsidiaries (the “Subsidiaries”), will grant the Investor a first priority security interest in all of the Company’s and Subsidiaries assets pursuant to the terms of the Security Agreement, dated as of November 6, 2013 (the “Security Agreement”).  To further secure the Company's obligations, the Subsidiaries also executed a Guarantee, dated as of November 6, 2013 (the “Guaranty”), pursuant to which the Subsidiaries have agreed to guaranty the Company’s obligations owed to the Investor.

All of the foregoing securities were issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Rule 506 of Regulation D promulgated thereunder and involved transactions by an issuer not involving any public offering.  This Current Report on Form 8-K (this “Current Report”) does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

The foregoing description of the Debentures, the Warrants, the Agreement and the Security Agreement and the Guarantee does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements, which are filed as exhibits to this Current Report and are incorporated herein by reference.

Section 2 - Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report is hereby incorporated by reference into this Item 2.03.

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

The information set forth under Item 1.01 of this Current Report is hereby incorporated by reference into this Item 3.02.

Section 9 - Financial Statements and Exhibits

Item 9.01             Financial Statements and Exhibits.

(d)	Exhibits

In reviewing the agreements included or incorporated by reference as exhibits to this Current Report, please remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure about the Companies or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the parties to the applicable agreement and:

●	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;
●	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;
●	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and
●	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about us may be found elsewhere in this Current Report and in the Company’s other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

Exhibit No.	Description

4.1	Form of 8% Original Issue Discount Senior Secured Convertible Debenture*
4.2	Form of Common Stock Purchase Warrant*
10.1	Form of Securities Purchase Agreement, dated as of November 6, 2013, between the Company and Hillair Capital Investments LP*
10.2	Form of Security Agreement, among the Company, its Subsidiaries and Hillair Capital Investments LP *
10.3	Guarantee by the Company’s Subsidiaries in favor of Hillair Capital Investments LP*

_________________________________

* Filed herewith

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

New Western Energy Corporation
Date: November 12, 2013	By:	/s/ Javan Khazali
Javan Khazali President & Chief Executive Officer

Exhibit Index

Exhibit No.	Description

4.1	Form of 8% Original Issue Discount Senior Secured Convertible Debenture
4.2	Form of Common Stock Purchase Warrant
10.1	Form of Securities Purchase Agreement, dated as of November 6, 2013, between the Company and Hillair Capital Investments LP
10.2	Form of Security Agreement among the Company, its Subsidiaries and Hillair Capital Investments LP
10.3	Guarantee by the Company’s Subsidiaries in favor of Hillair Capital Investments LP